                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                                 THE 3DO COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

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

                                 THE 3DO COMPANY

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

================================================================================

April __, 2003



TO OUR STOCKHOLDERS:

I am pleased to invite you to attend a Special Meeting of Stockholders of The 3DO Company as detailed below:


DATE AND TIME              Tuesday, May 20, 2003, at 3:00 p.m.

PLACE                      The 3DO Company Headquarters
                           200 Cardinal Way
                           Redwood City, CA  94063

                           Directions to 3DO may be found on the Company's website at: www.3do.com/companyinfo/direction.html.

ITEM                       OF BUSINESS To approve the issuance to William M.
                           (Trip) Hawkins, III of 1,764,705 shares of common stock and 441,176 shares of common stock issuable upon the exercise of a related warrant in connection with the cancellation of $3.0 million of debt of the company held by Mr. Hawkins.

                           This item is more fully described in the accompanying Proxy Statement.

RECORD DATE                You are entitled to vote if you were a holder of 3DO
                           common stock at the close of business on April 16, 2003.

VOTING BY PROXY To assure your representation at the meeting, you are urged to vote your shares by designating your proxies as promptly as possible. You may vote by mail, by telephone, or via the Internet by following the instructions on the enclosed proxy card.



YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO VOTE BY PROXY. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                            By order of the Board of Directors



                                            William M. (Trip) Hawkins, III
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                                     TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
Questions and Answers...................................................................1


Information Concerning Solicitation and Voting..........................................3


Proposal One:    Approval of the issuance to William M. (Trip) Hawkins, III of
         1,764,705 shares of common stock and 441,176 shares of common stock issuable upon the exercise of a related warrant in connection with the cancellation of $3.0 million of debt of the company held by Mr. Hawkins........6


Security Ownership of Certain Beneficial Owners and Management..........................9


Executive Compensation.................................................................10

                              QUESTIONS AND ANSWERS

         Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Proxy Statement, we refer to The 3DO Company as "3DO," the "Company," "we," "our," and "us" and references to us also include The 3DO Company, a California corporation, our wholly-owned subsidiary, as appropriate.

Q. WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?

A. We are seeking approval of one proposal. This proposal relates to the issuance to William M. (Trip) Hawkins III, our Chairman and Chief Executive Officer, of 1,764,705 shares of common stock and 441,176 shares of common stock issuable upon the exercise of a related warrant in connection with the cancellation of $3.0 million of debt of the company held by Mr. Hawkins.

Q.       WHY IS 3DO SEEKING STOCKHOLDER APPROVAL FOR THIS PROPOSAL?

A. We are subject to the NASD Marketplace Rules because our common stock is listed on the Nasdaq National Market. One of those rules requires stockholder approval for any issuance of stock at a price below the market price, where (1) the issuance is to an officer or director, or
         (2) the amount of stock being issued is equal to or in excess of 20% of the voting power outstanding. Because of these rules, we are seeking approval to issue the common stock and the common stock issuable upon the exercise of the warrant.

Q.       WHY IS THE TRANSACTION BEING DONE?

A. On February 19, 2003, we received a letter from the Nasdaq Listing Qualifications department noting that, based on our Form 10-Q for the period ended December 31, 2002, our stockholders' equity had fallen to $7,119,000. Therefore, we failed to meet the $10.0 million minimum stockholders' equity required for continued listing on the Nasdaq National Market, as set forth in Marketplace Rule 4450(a)(3). The letter further indicated that, as a result of this deficiency, the Nasdaq Staff had determined to review our eligibility for continued listing on the Nasdaq National Market. Apart from the stockholders' equity deficiency, 3DO surpasses the other quantitative maintenance criteria for the Nasdaq National Market. The Board of Directors believes that the issuance of common stock and a warrant in connection with the cancellation of $3.0 million of debt of the company held by Mr. Hawkins is the most effective means to avoid a delisting of 3DO's common stock from the Nasdaq National Market.

Q.       WHAT HAPPENS IF THE PROPOSAL IS APPROVED?

A. If the proposal is approved, then we will issue to Mr. Hawkins 1,764,705 shares of common stock and a warrant to purchase 441,176 shares of common stock with an exercise price of $2.525 per share in exchange for cancellation of $3.0 million of debt of the company held by Mr. Hawkins.

Q.       WHAT IF THE PROPOSAL IS NOT APPROVED?

A. If the proposal does not receive stockholder approval, then 3DO cannot issue the common stock and the warrant and cancel the $3.0 million of debt held by Mr. Hawkins. In such event, we may be delisted from the Nasdaq Stock Market.

Q.       WHO IS ENTITLED TO VOTE?

A. You may vote if you owned common stock as of the close of business on April 16, 2003. Each share of common stock is entitled to one vote. As of April 16, 2003, 3DO had _______ shares of common stock outstanding.

Q.       HOW DO I VOTE BEFORE THE SPECIAL MEETING?

A.       You have three voting options:

         o Over the Internet, which 3DO encourages if you have Internet access, at the address shown on your proxy card;

         o   By telephone through the number shown on your proxy card; or

         o By mail by completing, signing and returning the enclosed proxy card.

Q.       MAY I VOTE AT THE SPECIAL MEETING?

A. You may vote your shares of common stock at the meeting if you attend in person. Even if you plan to attend the meeting, 3DO encourages you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone, or by mail.

Q.       MAY I CHANGE MY MIND AFTER I VOTE?

A. You may change your vote at any time before the polls close at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to 3DO prior to the meeting, (2) voting again by telephone or over the Internet prior to midnight on Monday, May 19, 2003, or (3) voting again at the meeting.

Q.       IF I HOLD SHARES THROUGH A BROKER, HOW DO I VOTE THEM?

A. Your broker should have forwarded instructions to you regarding the manner in which you can direct your broker as to how you would like your shares of common stock to be voted. If you have not received these instructions or have questions about them, you should contact your broker directly.

Q.       WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

A. Proxies that are signed and returned but do not contain instructions will be voted FOR the proposal in this proxy statement.

Q.       WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A. It means that you have multiple accounts with brokers and/or 3DO's transfer agent. Please vote all of these shares. 3DO recommends that you contact your broker and/or 3DO's transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, which may be reached by phone at (800) 937-5449 or (718) 921-8124; by mail at 6201 15th
         Ave., Brooklyn, NY 11219; or on the Internet at www.amstock.com.

Q.       HOW MAY I ATTEND THE SPECIAL MEETING?

A. The Special Meeting is open to all holders of 3DO common stock. The meeting will be held at 3DO's headquarters in Redwood City, California, and directions may be found on the Company's website at www.3do.com/companyinfo/direction.html.

Q.       MAY STOCKHOLDERS ASK QUESTIONS AT THE SPECIAL MEETING?

A. Yes. Representatives of 3DO will answer stockholders' questions of general interest at the end of the meeting. 3DO's independent auditors are not expected to be present at the meeting.

Q.       HOW MANY VOTES MUST BE PRESENT TO HOLD THE SPECIAL MEETING?

A. Your shares of common stock are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone, or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of April 16, 2003, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

Q.       WHO WILL COUNT THE VOTES?

A. Employees of American Stock Transfer & Trust Company will tabulate the votes and act as the inspector of elections.

Q.       WHY IS MY VOTE IMPORTANT?

A. Your vote is important because the proposal must receive the affirmative vote of a majority of shares of common stock present in person or represented by proxy. Also, unless a majority of the shares of common stock outstanding as of the record date are voted or present at the meeting, we will not have a quorum, and we will be unable to transact any business at the Special Meeting. In that event we would need to adjourn the meeting until such time as a quorum can be obtained.

Q.       WHERE DO I FIND THE VOTING RESULTS OF THE SPECIAL MEETING?

A. 3DO will announce preliminary voting results at the meeting. We expect to announce the voting results on a Current Report on Form 8-K after the meeting. We will also publish the final results in our first quarterly report on Form 10-Q for fiscal 2004. 3DO will file that report with the Securities and Exchange Commission, and you may obtain a copy by contacting the SEC at 800-SEC-0330 for the location of its nearest public reference room. You may also find a copy on the Internet through the SEC's electronic data system called EDGAR at www.sec.gov.


                                 THE 3DO COMPANY

               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of the Board of Directors of The 3DO Company, a Delaware corporation, for use at the Special Meeting of Stockholders to be held Tuesday, May 20, 2003, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at 3DO's headquarters, 200 Cardinal Way, Redwood City, CA 94063. 3DO's principal executive offices are located at 200 Cardinal Way, Redwood City, CA 94063. 3DO's telephone number is (650) 385-3000. Directions to 3DO may be found on our website at: www.3do.com/companyinfo/direction.html.

         These proxy solicitation materials were mailed on or about April 18, 2003, to all stockholders entitled to vote at the Special Meeting.

RECORD DATE AND SHARE OWNERSHIP

         Stockholders of record at the close of business on April 16, 2003, are entitled to notice of the meeting and to vote at the meeting. At the record date, _______ shares of our common stock were issued and outstanding and held of record by approximately ___ stockholders, and 10,868 shares of our series A redeemable convertible preferred stock were issued and outstanding and held of record by four stockholders. The series A redeemable convertible preferred stock has no voting rights.

VOTING AND SOLICITATION

         Each stockholder is entitled to one (1) vote for each share of common stock on the matter presented at the Special Meeting. The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of 3DO's common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "ABSTAIN are treated as being present at the Special Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting with respect to the proposal. An abstention will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

         The cost of soliciting proxies will be borne by 3DO. 3DO may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited, personally or by telephone or telegram, by certain of 3DO's directors, officers and employees, without additional compensation.

VOTING PROCEDURE

         Each common stockholder is entitled to one vote for each share held by such stockholder on April 16, 2003. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. The approval of the proposal requires the affirmative vote of a majority of those shares present in person or represented by proxy.

         Our Bylaws provide that the holders of a majority of our common stock issued and outstanding on the record date and entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. Abstentions will also be considered to be "present in person or represented by proxy," but broker non-votes will not be considered as such. Accordingly, broker non-votes will not affect the outcome of the voting on any matter described in this proxy statement.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of 3DO a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of 3DO that such stockholders desire to have included in 3DO's proxy materials for its 2003 Annual Meeting of Stockholders must have been received by 3DO no later than April 16, 2003, in order to be considered for possible inclusion in our proxy statement and form of proxy relating to that meeting. However, if the date of the 2003 Annual Meeting of Stockholders changes by more than 30 days from the anniversary of last year's annual meeting (October 16, 2002), then the deadline will be a reasonable time before 3DO begins to print and mail the proxy materials.

RULE 14A-5(E)(2) DISCLOSURE
(COMPANY WITH ADVANCE NOTICE PROVISION IN THE BYLAWS)

         If a stockholder wishes to present a proposal at 3DO's Annual Meeting of Stockholders in the year 2003 and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice to us during the period prior to such meeting that is determined in accordance with 3DO's Bylaws. The Bylaw notice period with respect to the 2003 Annual Meeting of Stockholders will run from July 18, 2003, until August 17, 2003, assuming that the annual meeting is held within 30 days before and 60 days after October 16, 2003 (the anniversary of last year's annual meeting). If a stockholder gives notice of a proposal outside of the Bylaw notice period, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

                                  PROPOSAL ONE

          APPROVAL OF THE ISSUANCE TO WILLIAM M. (TRIP) HAWKINS, III OF 1,764,705 SHARES OF COMMON STOCK AND 441,176 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF A RELATED
          WARRANT IN CONNECTION WITH THE CANCELLATION OF $3.0
          MILLION OF DEBT OF THE COMPANY HELD BY MR. HAWKINS.

THE TRANSACTION

         On October 1, 2002, 3DO entered into a transaction where we borrowed $3.0 million from our Chairman and Chief Executive Officer, William M. (Trip) Hawkins, III. On December 27, 2002, Mr. Hawkins agreed to lend us up to $8.0 million through June 30, 2003, including the $3.0 million previously borrowed. On January 30, 2003, the agreement was amended so that Mr. Hawkins would lend us up to $12.0 million. We have borrowed the entire $12.0 million from Mr. Hawkins. $8.0 million of the loans are evidenced by promissory notes that bear interest at 9.5% per annum and are payable upon five days written notice by Mr. Hawkins or immediately if there is an event of default. An event of default includes, but is not limited to, failure to pay interest or principal on the note, or upon bankruptcy or insolvency proceedings. Interest is payable quarterly. $4.0 million of the loans are evidenced by a promissory note that bears interest at the rate payable by Mr. Hawkins to Comerica Bank-California and is payable upon five days written notice by Mr. Hawkins or immediately if there is an event of default. Interest is payable when interest is payable by Mr. Hawkins to Comerica Bank-California, or quarterly if no obligations are outstanding to such bank. The loans are secured by security interest in all of our assets. In addition, in connection with the above-referenced loan transaction on December 27, 2002, we issued to Mr. Hawkins a warrant to purchase 2,000,000 shares of common stock, exercisable for four years, with an exercise price of $2.52 per share, and Mr. Hawkins agreed to participate in a future equity or debt financing prior to March 31, 2003, by canceling up to $3,000,000 of principal and accrued interest of the notes.

         3DO intends to cause Mr. Hawkins to purchase 1,764,705 shares of common stock at $1.70 per share and to issue a warrant to Mr. Hawkins that will entitle him to purchase 441,176 shares of common stock by canceling $3.0 million of principal and accrued interest on a promissory note originally issued on October 1, 2002 (the "Transaction"). The warrant will have an exercise price of $2.525 per share and will be exercisable for four years, but may not be exercised for a period of 180 days after the issue date. We will agree to prepare and file a registration statement with the SEC covering the resale of the shares of common stock and the common stock issuable upon the exercise of the warrant. The Transaction will occur at the same price and on the same terms as other investors in the financing that occurred in February 2003, as described below. Immediately after stockholder approval has been obtained, we will have Mr. Hawkins execute documents substantially similar to those executed by other investors in the February 2003 financing. We intend to repay any accrued interest under the cancelled promissory note at such time.

         3DO expects to incur a non-cash accounting charge in connection with the Transaction upon the issuance of the common stock and the warrant. This charge would be based on the difference between the issuance price of the common stock in the Transaction for accounting purposes and the market price of our common stock on December 27, 2002, multiplied by the number of shares of common stock issued in the Transaction. The charge in connection with the Transaction may have a material effect on our results of operations.

         Existing stockholders may suffer dilution as a result of the issuance of the common stock and exercise of the warrant that we intend to issue to Mr. Hawkins. In addition, the sale or anticipated sale of significant amounts of common stock may affect our stock price.

PREVIOUS EQUITY FINANCINGS

         On January 16, 17 and 21, 2003, 3DO issued an aggregate of 423,528 shares of common stock and warrants to purchase 105,880 shares of common stock in a private placement to institutional investors and certain individual accredited investors. The gross proceeds of the offering were approximately $720,000, resulting in a price of $1.70 per share for the common stock and associated warrant. The warrants have an exercise price of $2.525 per share and are exercisable for four years, but may not be exercised for a period of 180 days after the issue date. 3DO also issued warrants to purchase 28,797 shares of common stock on the same terms to persons affiliated with The Shemano Group as partial consideration of their services in connection with the transaction. The closing prices of 3DO common stock on January 16, 17 and 21, 2003 were $2.09, $2.04 and $2.04 per share, respectively, per share.

         On February 21, 2003, 3DO issued an aggregate of 294,177 shares of common stock and warrants to purchase 73,527 shares of common stock in a private placement to institutional investors and certain individual accredited investors. The gross proceeds of the offering were approximately $500,000, resulting in a price of $1.70 per share for the common stock and associated warrant. The warrants have an exercise price of $2.525 per share and are exercisable for four years, but may not be exercised for a period of 180 days after the issue date. 3DO also issued warrants to purchase 20,618 shares of common stock on the same terms to persons affiliated with Atlas Capital Services as partial consideration of their services in connection with the transaction. The closing price of 3DO common stock on February 21, 2003 was $1.94 per share.

         3DO agreed to prepare and file registration statements with the SEC covering the resale of the shares of common stock and the common stock issuable upon the exercise of the warrants issued in these transactions.

BACKGROUND OF THE TRANSACTION

         The Board of Directors approved the Transaction for the following reasons:

         o The Board believes that decreasing 3DO's debt through the Transaction is in the best interest of 3DO and its stockholders; and

         o The Board believes that the Transaction may be the most effective means to avoid a delisting of 3DO's common stock from the Nasdaq National Market.

         The Transaction and previous loan transactions with Mr. Hawkins were unanimously approved by the independent members of the Board. Since early 2002, 3DO had been exploring various debt and equity financing alternatives to meet its capital needs. 3DO has engaged six investment banks on a non-exclusive basis in an effort to obtain additional financing. 3DO was required to raise $4.6 million in additional financing by October 1, 2002, in order to a meet a financial covenant in our loan agreement with GE Capital Commercial Services, Inc., which was subsequently terminated in December 2002. In the absence of alternative sources of financing on terms acceptable to us, we borrowed $3.0 million from Mr. Hawkins on October 1, 2002. During the Fall 2002, 3DO continued exploring financing alternatives and had discussions with various potential investors. Once again, in the absence of alternative sources of financing on terms acceptable to us, we borrowed an additional $3.2 million from Mr. Hawkins in December 2002.

         In January 2003, one of the investment banks working with 3DO identified a group of investors that was willing to engage in an equity financing transaction. During January 2003, 3DO and Mr. Hawkins agreed to increase the aggregate amount of the loans from Mr. Hawkins to $12.0 million. In February 2003, 3DO was able to close an additional equity financing transaction on the same terms with a group of investors that was identified by another investment bank that had been retained by 3DO.

         In February 2003, we entered into an agreement with Production Finance International LLC and borrowed approximately $650,000 to finance the purchase of inventory. All amounts plus interest under this agreement were repaid in March 2003, when we entered into a loan and security agreement with IIG Capital LLC, as agent for the IIG Trade Opportunities Fund, N.V. Pursuant to the terms of the IIG agreement, IIG will provide us with a credit facility of up to $10.0 million. Our obligations under the IIG agreement are secured by all of our assets. 3DO, Mr. Hawkins and IIG have entered into an intercreditor agreement under which Mr. Hawkins has agreed to subordinate his liens on 3DO's assets to IIG. Under the intercreditor agreement, 3DO may make interest payments to Mr. Hawkins and may repay up to $5.0 million of the outstanding loan obligations owed to Mr. Hawkins.

         As a result of the equity financing transactions in January and February 2003, and the $10.0 million credit facility, we anticipate that our cash, cash receipts from sales of products, and available borrowings under our credit facility should be sufficient to meet our working capital and capital expenditure needs through the fiscal year ending March 31, 2004.

WHY WE NEED STOCKHOLDER APPROVAL

         Rule 4350 of the Nasdaq Marketplace Rules requires stockholder approval for the issuance of securities at a price below the market price, where (1) the issuance is to an officer or director, or (2) represents 20% or more of the voting power outstanding. Therefore, we are soliciting stockholder approval of the issuance to Mr. Hawkins of shares of common stock and shares issuable upon exercise of the warrants.

NASDAQ NATIONAL MARKET LISTING REQUIREMENTS

         3DO's common stock is quoted on Nasdaq under the symbol "THDO." On February 19, 2003, we received a letter from the Nasdaq Listing Qualifications department noting that, based on our Form 10-Q for the period ended December 31, 2002, our stockholders' equity had fallen to $7,119,000. Therefore, we failed to meet the $10.0 million minimum stockholders' equity required for continued listing on the Nasdaq National Market, as set forth in Marketplace Rule 4450(a)(3). The letter further indicated that, as a result of this deficiency, the Nasdaq Staff had determined to review our eligibility for continued listing on the National Market. Apart from its stockholders' equity deficiency, 3DO surpasses the other quantitative maintenance criteria for the Nasdaq National Market. The Board believes that maintaining a Nasdaq National Market listing may provide a broader market for 3DO's common stock and facilitate the use of 3DO's common stock in financing transactions. The Board approved the Transaction as a means of increasing 3DO's stockholders' equity above the $10.0 million minimum for continued listing. Even if the Transaction is approved, we cannot assure you that we will not be delisted from the Nasdaq National Market. If the stockholders do not approve the Transaction, 3DO expects the common stock to be immediately delisted from the Nasdaq.

         Delisting could reduce the ability of holders of 3DO's common stock to purchase or sell shares as quickly and as inexpensively as they have done historically, and may have an adverse effect on the trading price of our common stock. Delisting could also adversely affect 3DO's relationships with vendors and customers.

         If 3DO's common stock is suspended from trading on the Nasdaq National Market or fails to continue to be listed on the Nasdaq National Market, then holders of our series A redeemable convertible preferred stock would have the right to force 3DO to redeem their shares of preferred stock. The redemption price in such a case is the greater of (i) 125% of the initial price paid for the shares of series A redeemable convertible preferred stock plus accrued but unpaid dividends and (ii) the product of (x) the number of shares of our common stock into which the shares of series A redeemable convertible preferred stock are convertible multiplied by (y) the volume weighted average price of our common stock on the trading day immediately before the triggering event occurs. On March 20, 2003, there were 10,868 shares of series A redeemable convertible preferred stock issued and outstanding. If the holders of our series A redeemable convertible preferred stock exercised their redemption rights, we may not have the ability to pay the redemption price, and we may become insolvent.

DESCRIPTION OF COMMON STOCK

         The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of 3DO, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued in the Transaction will be fully paid and nonassessable.

ANTI-TAKEOVER PROVISIONS

         Provisions of our amended and restated certificate of incorporation (including the certificate of designations, preferences and rights of the Series A redeemable convertible preferred stock), bylaws and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. In addition, after the Transaction, Mr. Hawkins will beneficially own approximately 49.4% percent of our outstanding common stock. Mr. Hawkins is able to significantly influence all matters that require approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

         The terms of the Transaction and previous financings are only briefly summarized in this proxy statement. Stockholders wishing further information concerning the terms of the Transaction and previous financings are referred to the documents filed as exhibits to our Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 7, 2002, January 7, 2003, February 4, 2003, February 7, 2003, March 10, 2003 and March 26, 2003.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
         THE ISSUANCE TO WILLIAM M. (TRIP) HAWKINS, III OF 1,764,705 SHARES OF COMMON STOCK AND 441,176 SHARES OF COMMON STOCK ISSUABLE UPON
         THE EXERCISE OF A RELATED WARRANT IN CONNECTION WITH THE
         CANCELLATION OF $3.0 MILLION OF DEBT OF THE COMPANY HELD BY
         MR. HAWKINS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of 3DO's common stock as of the record date (except as otherwise noted) by (i) each of its directors, (ii) its Chief Executive Officer and the four most highly compensated executive officers who earned more than $100,000 during the fiscal year ended March 31, 2003, and who were still officers of 3DO on the record date, (iii) all of its directors and executive officers as a group, and (iv) each person or entity who is known by us to own beneficially more than 5% percent of 3DO's common stock.

         This table is based on information provided to us or filed with the SEC by its directors, executive officers and principal stockholders. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o The 3DO Company, 200 Cardinal Way, Redwood City, California 94063. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned. Applicable percentage ownership of common shares in the following tables is based on _______ shares of common stock outstanding as of April 16, 2003. The number does not include shares of treasury stock.

------------------------------------------------------------- ---------------------------------------------
                 FIVE PERCENT STOCKHOLDERS,                          SHARES BENEFICIALLY OWNED (1)
                                                                     -----------------------------
              DIRECTORS AND EXECUTIVE OFFICERS                       NUMBER                 PERCENT
------------------------------------------------------------- ---------------------- ----------------------
William M. (Trip) Hawkins, III                                      4,594,510 (2)            41.3%
------------------------------------------------------------- ---------------------- ----------------------
HFTP Investment, LLC
     750 Lexington Ave.                                             1,453,893 (3)            14.2%
     New York, NY  10022
------------------------------------------------------------- ---------------------- ----------------------
Gaia Offshore Master Fund, Ltd.
     750 Lexington Ave.                                               559,153 (4)             5.9%
     New York, NY  10022
------------------------------------------------------------- ---------------------- ----------------------
H. William Jesse, Jr.                                                  33,271 (5)             *
------------------------------------------------------------- ---------------------- ----------------------
William A. Hall                                                        32,503 (5)             *
------------------------------------------------------------- ---------------------- ----------------------
Richard S. F. Lehrberg                                                  9,896 (6)             *
------------------------------------------------------------- ---------------------- ----------------------
James Alan Cook                                                         1,328 (7)             *
------------------------------------------------------------- ---------------------- ----------------------
Paul Grace                                                              1,328 (8)             *
------------------------------------------------------------- ---------------------- ----------------------

------------------------------------------------------------- ---------------------- ----------------------
David Wittenkamp                                                            0                 *
------------------------------------------------------------- ---------------------- ----------------------
All executive officers and directors                                4,674,807 (9)            41.8%
as a group (7 persons)
------------------------------------------------------------- ---------------------- ----------------------

* Less than 1%.
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned.
(2) Includes 2,322,755 shares subject to warrants exercisable within 60 days of March 20, 2003. After the Transaction, Mr. Hawkins will hold 4,036,460 shares of common stock, with an additional 2,322,755 shares of common stock issuable upon the exercise of warrants within 60 days of March 20, 2003, and an additional 441,176 shares of common stock issuable upon the exercise of the warrant issued in the Transaction. In addition, we expect to issue an immediately exercisable option to purchase 518,004 shares of common stock at the market price of our common stock on May 23, 2003, in connection with our option exchange program.
(3) Represents 1,307,714 shares of common stock issuable upon conversion of series A redeemable convertible preferred stock and 146,179 shares of common stock issuable upon exercise of subject to warrants exercisable as of March 20, 2003, according to 3DO records. According to the terms of an agreement related to the Series A redeemable convertible preferred stock, the holder of the Series A redeemable convertible preferred stock may not hold five percent (5%) or more of our common stock at any time.
(4) Represents 502,306 shares of common stock issuable upon conversion of series A redeemable convertible preferred stock and 56,847 shares subject to warrants exercisable as of March 20, 2003, according to 3DO records. According to the terms of an agreement related to the Series A redeemable convertible preferred stock, the holder of the Series A redeemable convertible preferred stock may not hold five percent (5%) or more of our common stock at any time.
(5) Includes 28,646 shares subject to an option exercisable within 60 days of March 20, 2003. (6) Includes 9,896 shares subject to an option exercisable within 60 days of March 20, 2003.
(7) We expect to issue an immediately exercisable option to purchase 127,653 shares of common stock at the market price of our common stock on May 23, 2003, in connection with our option exchange program.
(8) We expect to issue an immediately exercisable option to purchase 38,640 shares of common stock at the market price of our common stock on May 23, 2003, in connection with our option exchange program.
(9) Includes shares held beneficially by executive officers and directors as shown in the footnotes to the foregoing table. Includes 2,389,943 shares subject to options and warrants exercisable within 60 days of March 20, 2003, by all executive officers and directors. We expect to issue an immediately exercisable option to purchase __________ shares of common stock at the market price of our common stock on May 23, 2003, in connection with our option exchange program.


EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by us to our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer (collectively the "Named Officers") during the last fiscal year.

                                            SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------

                                                 ANNUAL COMPENSATION
                                                                            LONG-TERM
                                     FISCAL                                COMPENSATION         ALL OTHER
   NAME AND PRINCIPAL POSITION        YEAR        SALARY        BONUS     OPTIONS/SARS #     COMPENSATION(1)
----------------------------------------------------------------------------------------------------------------
Trip Hawkins                         2003         $109,117       -0-                -0-                 $183
   Chairman and Chief                2002           $1,681       -0-                -0-                  -0-
   Executive Officer                 2001         $250,076       -0-         365,625(2)                 $660
----------------------------------------------------------------------------------------------------------------
James Alan Cook                      2003         $283,716       -0-         150,000(2)                 $475
   Executive Vice President,         2002         $310,578       -0-          21,250(2)            $2,224(3)
   General Counsel, and Secretary    2001         $311,346       -0-          35,000(2)                 $660
----------------------------------------------------------------------------------------------------------------
William H. Dully(4)                  2003         $351,821       -0-          50,000(2)                 $540
    Former Chief Operating           2002          $76,832       -0-          62,500(2)           $50,031(5)
    Officer
----------------------------------------------------------------------------------------------------------------
Stephen E. Fowler(6)                 2003         $168,374       -0-             12,500                 $141
   Former Executive Vice             2002         $288,610       -0-             21,250           $59,122(7)
   President, 3DO & President,       2001         $299,932       -0-             37,500            $2,329(8)
   3DO Europe, Ltd.
----------------------------------------------------------------------------------------------------------------
                                                                                                            -10-


----------------------------------------------------------------------------------------------------------------
Paul Grace                           2003         $180,216       -0-          18,750(2)                 $302
   Senior Vice President,            2002         $191,000       -0-          17,500(2)                 $321
   Product Development               2001         $196,819       -0-          25,625(2)                 $329
----------------------------------------------------------------------------------------------------------------
David Wittenkamp(9)                  2003          $29,077       -0-             80,000                  $50
    Senior Vice President &          2002              N/A       N/A                N/A                  N/A
    Chief Financial Officer          2001              N/A       N/A                N/A                  N/A
----------------------------------------------------------------------------------------------------------------

(1) The amounts include premiums paid by us for group term life insurance.
(2) On November 22, 2002, Messrs. Hawkins, Cook, Dully, and Grace tendered their options for cancellation in exchange for new options to be granted on May 23, 2003, according to the terms of The 3DO Company Voluntary Stock Option Exchange Program.
(3) Includes compensation of $1,504 realized upon the sale of shares acquired through the 1994 Employee Stock Purchase Plan.
(4) Mr. Dully resigned in January 2003.
(5) Includes $50,000 in relocation expenses paid by us.
(6) Mr. Fowler resigned as our officer in September 2002.
(7) Includes compensation of $55,989 realized upon the sale of shares acquired through the exercise of vested stock options and $2,441 imputed income for domestic partner benefits coverage.
(8) Includes compensation of $1,669 realized upon the sale of shares acquired through the 1994 Employee Stock Purchase Plan.
(9) Mr. Wittenkamp joined the Company in January 2003.

    The following table sets forth certain information concerning grants of stock options to each of the Named Officers during the fiscal year ended March 31, 2003. The table also sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. Actual gains, if any, on option exercises are dependent on the future performance of our common stock and overall market conditions.

                                               OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE VALUE
                                                       % OF TOTAL                                AT ASSUMED ANNUAL RATES
                                                        OPTIONS                                OF STOCK PRICE APPRECIATION
                                                       GRANTED TO                                  FOR OPTION TERM (3)
                                                       EMPLOYEES                                   -------------------
                               DATE        OPTIONS     IN FISCAL     OPTION     EXPIRATION
           NAME              GRANTED     GRANTED (1)    YEAR (2)     PRICE         DATE            5%                10%
-----------------------------------------------------------------------------------------------------------------------------
Hawkins, Trip                                     0        0.0%                                         0                 0
-----------------------------------------------------------------------------------------------------------------------------
Cook, James Alan              5/3/02     18,750 (4)        2.4%       $5.76        5/3/12     $175,920.62       $280,124.19
-----------------------------------------------------------------------------------------------------------------------------
Dully, William H.             5/3/02      6,250 (4)        0.8%       $5.76        5/3/12      $58,640.21        $93,374.73
-----------------------------------------------------------------------------------------------------------------------------
Fowler, Stephen E.            5/3/02         12,500        1.6%       $5.76        5/3/12     $117,280.41       $186,749.46
-----------------------------------------------------------------------------------------------------------------------------
Grace, Paul                   5/3/02     18,750 (4)        2.4%       $5.76        5/3/12     $175,920.62       $280,124.19
-----------------------------------------------------------------------------------------------------------------------------
Wittenkamp, David            1/27/03         80,000       11.3%       $1.68       1/27/13     $218,923.44       $348,598.99
-----------------------------------------------------------------------------------------------------------------------------

(1) The options referenced in the foregoing table are intended to be incentive stock options to the extent permitted by applicable law. Our 1993 Incentive Stock Plan and our 2002 Stock Plan (the "Incentive Plans") also provides for the grant of non-qualified stock options. Incentive stock options may be granted under the Incentive Plans at an exercise price no less than market value on the date of grant. For so long as our common stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the common stock. Non-qualified options may be granted at an exercise price of no less than 85% of market value on the date of grant. Options generally become exercisable as to 25% of the shares subject to the option one year after commencement of employment or the option grant date, and as to the remainder in equal monthly installments (accrued on a monthly basis) over the succeeding 36 months. In addition, options accelerate in full and become immediately exercisable upon a merger, unless such options are assumed or replaced by equivalent options by the successor corporation. Options generally terminate on the earlier of three months after termination of the optionee's employment by or services to us, or ten years after grant.

(2) We granted options to purchase 787,632 shares of common stock to employees in fiscal year 2003.

(3) The 5% and 10% assumed annualized rates of compound stock price appreciation are based on the exercise prices shown in the table, are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or a projection by us of our future common stock prices.

(4) On November 22, 2002, Messrs. Cook, Dully, and Grace tendered their options for cancellation in exchange for new options to be granted on May 23, 2003, according to the terms of 3DO's Voluntary Stock Option Exchange Program.

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                       FISCAL YEAR-END OPTION VALUES

None of the Named Officers exercised options during fiscal 2003.

-------------------------------- ---------------- ------------ ------------------------------------------
                                      SHARES                               NUMBER OF SECURITIES
                                     ACQUIRED                        UNDERLYING UNEXERCISED OPTIONS
                                        ON           VALUE                 AT MARCH 31, 2003
NAME                                 EXERCISE       REALIZED        EXERCISABLE         UNEXERCISABLE
-------------------------------- ---------------- ------------ ------------------------------------------
Hawkins, Trip                                  0      N/A                         0                    0
-------------------------------- ---------------- ------------ --------------------- --------------------
Cook, James Alan                               0      N/A                         0                    0
-------------------------------- ---------------- ------------ --------------------- --------------------
Dully, William H.                              0      N/A                         0                    0
-------------------------------- ---------------- ------------ --------------------- --------------------
Fowler, Stephen E.                             0      N/A                         0                    0
-------------------------------- ---------------- ------------ --------------------- --------------------
Grace, Paul.                                   0      N/A                         0                    0
-------------------------------- ---------------- ------------ --------------------- --------------------
Wittenkamp, David                              0      N/A                         0               80,000
-------------------------------- ---------------- ------------ --------------------- --------------------
   Total                                       0      N/A                         0               80,000
-------------------------------- ---------------- ------------ --------------------- --------------------

OTHER MATTERS

         We know of no other matters to be submitted to the meeting. Pursuant to our Bylaws, we will only conduct business in the Special Meeting that has been brought before the meeting pursuant to our notice of the Special Meeting.

                                   [LOGO] 3DO

                                   DETACH HERE


                                      PROXY

                                 THE 3DO COMPANY

               PROXY FOR THE 2003 SPECIAL MEETING OF STOCKHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned stock holder of The 3DO Company, a Delaware corporation (the "Company"), hereby appoints Trip Hawkins, James Alan Cook and David Wittenkamp, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of the stock of the Company that the undersigned is entitled to vote, at the Special Meeting of Stockholders of the Company to be held on May 20, 2003, at 3:00 p.m., local time, at the Company's headquarters, 200 Cardinal Way, Redwood City, California (the "Meeting"), and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the Meeting on the matters listed on the reverse side.

  Whether or not you plan to attend the Meeting in person, you are urged to sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the Meeting.

  THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL 1. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting, or any adjournment thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission

  / X / PLEASE MARK VOTES AS IN THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.



                                                           FOR  AGAINST  ABSTAIN

                                                           / /    / /      / /

1. To approve the issuance to William M. (Trip) Hawkins,
   III of 1,764,705 shares of common stock and 441,176 shares of common stock issuable upon the exercise of a related warrant in connection with the cancellation of $3.0 million of debt of the company held by Mr.
   Hawkins.



                       The undersigned hereby acknowledges receipt of (a) the Notice of 2003 Special Meeting of Stockholders of the Company and (b) the accompanying Proxy Statement.

                       Please sign exactly as your name appears on your stock certificate. If shares are held in the names of two or more persons (including husband and wife, as joint tenants or otherwise), all persons must sign. If shares are held by a corporation, the proxy should be signed by the President or Vice President and the Secretary or Assistant Secretary. Fiduciaries who execute the proxy should give their full title.

Signature:                       Date:         Signature:                        Date:
          ----------------------      --------           ----------------------       --------


                                      A-2